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                                                                    EXHIBIT 99.1


CONTACT:
Justine E. Koenigsberg
Director, Corporate Communications
(617) 349-0271


FOR IMMEDIATE RELEASE


NEW TREATMENT AVAILABLE FOR FABRY DISEASE IN EUROPE


-- TKT RECEIVES EUROPEAN APPROVAL OF REPLAGAL(TM) FOR ENZYME REPLACEMENT THERAPY
                              IN FABRY DISEAsE --


CAMBRIDGE, MA, AUGUST 3, 2001 -- Transkaryotic Therapies, Inc. (Nasdaq: TKTX) today announced the European Commission has granted marketing authorization for Replagal(TM) (agalsidase alfa) -- the Company's enzyme replacement therapy for long-term treatment in patients with Fabry disease -- for the fifteen countries of the European Union. Replagal received co-exclusive orphan drug status in Europe. Since the European orphan drug legislation was enacted in 2000, Replagal is one of the first two orphan drugs to receive approval.

"Today marks a major milestone in our Company's history with the approval of our first product," said Richard F Selden, M.D., Ph.D., President and Chief Executive Officer of TKT. "It is gratifying to see our efforts to develop a treatment for Fabry disease come to fruition in Europe, and we are pleased that our therapy will help so many individuals affected with this disease. It is also exciting to see Replagal as one of the first products approved under the new European orphan drug legislation, a welcome initiative that we believe will help patients with rare diseases." Dr. Selden added, "The commitment and coordinated efforts of many individuals have made this accomplishment possible, and we look forward to additional Replagal approvals throughout the world."

The approval of Replagal is based on six month data from two independent clinical trials conducted in the United States and the United Kingdom as well as long-term data of 18 months from an open-label maintenance study. As reflected in the European label, these studies

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demonstrated multiple clinical improvements including: a reduction in neuropathic pain and reduction in the use of pain medications, initial stabilization of followed by improvement in kidney function, a reduction in cardiac mass, and a metabolic correction of glycosphingolipid levels in urine sediment, plasma, and kidney, heart and liver cells. The long-term follow-up of patients participating in these studies confirms and extends the results seen to date. The most common side effects were associated with the clinical manifestations of Fabry disease.

In Europe, Replagal will be distributed and marketed by TKT Europe-5S AB, a majority-owned subsidiary of TKT located in Sweden. TKT Europe-5S has a presence in all major European countries and through its country managers, will provide a range of services to patients and physicians in all of these countries.

"The approval of Replagal provides a significant new therapy for the treatment of Fabry disease, and we believe its safety and effectiveness and ease of administration will be important factors for patients and physicians when choosing a treatment that has demonstrated clinical improvements for the treatment of Fabry disease," said Mr. Bo Ahlstrand, Chief Executive Officer of TKT Europe-5S AB. "We have been preparing for the approval of Replagal in Europe since the formation of our company more than a year ago. The clinical benefits of Replagal together with our dedicated and experienced commercial team make us confident of the success of Replagal in Europe."

"Patients affected by Fabry disease have waited a long time for a treatment option, and I am confident that Replagal offers a clinically effective treatment. The convenience of this product taken together with its efficacy and safety profile make Replagal an important new treatment for Fabry patients," said Professor Michael Beck of the University Hospital in Mainz.

ABOUT REPLAGAL(TM) ENZYME REPLACEMENT THERAPY

Replagal is a human alpha-galactosidase A produced by genetic engineering technology in a human cell line. Patients receive 0.2 mg/kg of Replagal every other week in a 40-minute intravenous infusion. In the United States and Europe, many patients are now receiving Replagal at home rather than in a hospital setting.

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ABOUT FABRY DISEASE

Fabry disease is an inherited rare genetic disorder caused by deficient activity of the lysosomal enzyme alpha-galactosidase A. In patients with Fabry disease, globotriaosylceramide (Gb3) accumulates in various organs and tissues of the body due to the deficiency of alpha-galactosidase A. Many cells are damaged by Gb3 including epithelial cells of the kidney, myocardial cells, cells of the autonomic nervous system, and endothelial, perithelial, and smooth muscle cells in the large vessels. As a result, the deposits of this material can result in extreme pain, severe kidney damage, cardiovascular disease, and stroke. Due to its rarity and vast array of symptoms, diagnosis is often difficult and affected individuals have a significantly reduced quality of life and a greatly shortened life expectancy. TKT estimates that approximately 5,000 patients worldwide are affected by Fabry disease.

CONFERENCE CALL AND WEBCAST

TKT will host a conference call at 11:00 am EDT today, Friday, August 3, 2001, to discuss the European approval of Replagal. Participants may access the call by dialing 706-679-4323 and referencing access code 1522301. The call will also be broadcast live over the Internet at www.tktx.com under the Investor Information section. Please dial in 5 to 10 minutes prior to the scheduled conference call time or log on to the website at least 15 minutes prior to the call in order to register, download, and install any necessary software.

ABOUT TKT

Transkaryotic Therapies, Inc. (TKT) is a biopharmaceutical company dedicated to the development and commercialization of products based on its three proprietary development platforms: Niche Protein(TM) products, Gene-Activated(R) proteins, and Gene Therapy. The Company's Niche Protein product platform is based on protein replacement for the treatment of rare genetic diseases, a group of disorders characterized by the absence of certain metabolic enzymes. TKT's gene activation technology is a proprietary approach to the large-scale production of therapeutic proteins, which does not require the cloning of genes and their subsequent insertion into non-human cell lines. The Company's Gene Therapy technology, known as Transkaryotic Therapy(TM), is focused on the commercialization of non-viral, EX VIVO gene therapy products for the long-term treatment of chronic protein deficiency states.

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         THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE A
         NUMBER OF RISKS AND UNCERTAINTIES. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, THE WORDS, "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS," "ESTIMATES," "INTENDS," "SHOULD," "COULD," "WILL," "MAY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE COMPANY'S CURRENT REPORT ON FORM 8-K DATED JUNE 26, 2001, WHICH IS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED HEREIN BY REFERENCE. THESE INCLUDE, WITHOUT LIMITATION, THE FOLLOWING:
         (1) WHETHER ANY OF THE COMPANY'S GENE-ACTIVATED PROTEIN, NICHE PROTEIN OR GENE THERAPY PRODUCT CANDIDATES WILL ADVANCE IN THE CLINICAL TRIAL PROCESS, (2) WHETHER SUCH CLINICAL TRIALS WILL PROCEED IN A TIMELY MANNER, (3) WHETHER THE CLINICAL TRIAL RESULTS WILL WARRANT CONTINUED PRODUCT DEVELOPMENT, (4) WHETHER THE REQUIRED REGULATORY FILINGS, SUCH AS INVESTIGATIONAL NEW DRUG APPLICATIONS AND BIOLOGICS LICENSE APPLICATIONS, ARE MADE IN A TIMELY MANNER, (5) WHETHER THE COMPANY'S PRODUCTS WILL RECEIVE APPROVAL FROM THE U.S. FOOD AND DRUG ADMINISTRATION OR EQUIVALENT FOREIGN REGULATORY AGENCIES, (6) IF SUCH PRODUCTS RECEIVE APPROVAL, WHETHER THEY WILL BE SUCCESSFULLY DISTRIBUTED AND MARKETED, (7) WHETHER PATENT LITIGATION IN WHICH THE COMPANY IS INVOLVED OR MAY BECOME INVOLVED ARE RESOLVED IN A MANNER ADVERSE TO THE COMPANY, (8) THE EFFECTS OF COMPETITIVE PRODUCTS ON THE COMPANY'S PROPOSED PRODUCTS, AND (9) THE COMPANY'S DEPENDENCE ON THIRD PARTIES, INCLUDING COLLABORATORS, MANUFACTURERS AND DISTRIBUTORS.


         GENE-ACTIVATED(R) IS A REGISTERED TRADEMARK AND NICHE PROTEIN(TM), REPLAGAL(TM), TKT(TM), AND TRANSKARYOTIC THERAPY(TM) ARE TRADEMARKS OF TRANSKARYOTIC THERAPIES, INC.


         PLEASE VISIT OUR WEB SITE AT www.tktx.com FOR ADDITIONAL INFORMATION ABOUT TRANSKARYOTIC THERAPIES, INC.



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